UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007

HARTMARX CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE                1-8501                36-3217140
(State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)           File Number)          Identification No.)

101 North Wacker Drive
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

(312) 372-6300
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 8.01 Other Events.

On October 18, 2007, the Board of Directors of Hartmarx Corporation (the "Company") authorized a new share repurchase program to acquire up to an aggregate 3 million shares of the Company's common stock. (the "2007 Authorization').  Pursuant to the 2007 Authorization, the Company may repurchase shares from time to time in the open market, in privately negotiated transactions or otherwise, based on prevailing market conditions and other factors.  At September 30, 2007, there were 36,701,750 common shares outstanding.

The 2007 Authorization is in addition to the October 28, 2005 share repurchase authorization (the "2005 Authorization") pursuant to which the Company approved a share repurchase program authorizing the Company to acquire up to an aggregate 2 million shares of the Company's common stock.  The 2005 Authorization expires on December 31, 2007.  As of October 18, 2007, the Company has purchased an aggregate 1,941,732 shares and 58,268 shares remain to be purchased under the 2005 Authorization.

On October 18, 2007, Hartmarx Corporation (the "Company") issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1           Press Release dated October 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTMARX CORPORATION

/s/ Taras R. Proczko
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Taras R. Proczko
Senior Vice President

Dated: October 24, 2007

EXHIBIT LIST

Exhibit Number	Description
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99.1	Press Release dated October 18, 2007